UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

 ____________________

FORM 8-K

 ____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2019

Frontier FundS

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51274	36-6815533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Frontier Fund Management, LLC

25568 Genesee Trail Road

Golden, Colorado 80401

(Address of Principal Executive Offices)

(303) 454-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 4.01. Changes in Registrant’s Certifying Accountant.

On June 27, 2019, Frontier Fund Management, LLC, the managing owner (the “Managing Owner”) of Frontier Funds (the “Registrant”), formally notified RSM US LLP (“RSM”), the Registrant’s independent registered public accounting firm, that the Managing Owner would not be renewing the engagement of RSM with respect to the audit of the Registrant’s financial statements as of and for the year ending December 31, 2019. RSM’s dismissal is effective June 27, 2019.

The reports of RSM on the Registrant’s consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2018 and 2017 and through June 27, 2019, there were no disagreements between RSM and the Registrant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreements in connection with its reports. During the fiscal years ended December 31, 2018 and 2017 and through June 27, 2019, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except that the Managing Owner had not maintained effective internal control over financial reporting as of December 31, 2018. This was a result of the effect of material weaknesses in the design of controls related to the consolidation and financial reporting processes. These material weaknesses had not been remediated as of the review for the quarter ended March 31, 2019.

The Registrant has provided RSM with a copy of the disclosure above and has requested that RSM furnish it with a letter addressed to the Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from RSM addressed to the Commission dated as of the date hereof is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On June 27, 2019, the Managing Owner of the Registrant, engaged Spicer Jeffries, LLP (“Spicer”) as the Registrant’s independent registered public accounting firm. Spicer will serve as the principal accountant to audit the Registrant’s financial statements.

The decision to engage Spicer was recommended by the Managing Owner and unanimously approved by the Executive Committee of the Managing Owner on June 27, 2019. Spicer’s engagement for the audit of the Registrant’s financial statements for the year ended December 31, 2019 is effective beginning with the second quarter review for the period ending June 30, 2019.

During the Registrant’s two most recent fiscal years ended December 31, 2018 and 2017, and also during the subsequent interim period through the date of the appointment of Spicer, neither the Registrant nor anyone on its behalf consulted with Spicer regarding the application of accounting principles to a specified completed or contemplated transaction, or the type of opinion that might be rendered regarding the Registrant’s financial statements, nor did the Registrant consult Spicer with respect to any accounting disagreement (as defined in paragraph (a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or any reportable event (as defined in paragraph (a)(1)(v) and the related instructions to Item 304 of Regulation S-K) at any time prior to the appointment of that firm.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit 16.1	Letter dated June 28, 2019 from RSM US LLP to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frontier Funds
(Registrant)

Date: June 28, 2019	By:	/s/ Patrick F. Hart III
Patrick F. Hart III
President and Chief Executive Officer of Frontier Fund Management, LLC, the Managing Owner

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